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Exhibit 32

Certification pursuant to
18 U.S.C. Section 1350,
as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

        In connection with the annual report of Santa Fe Energy Trust (the 'Trust') on Form 10-K for the period ended December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the 'Report'), the undersigned, not in its individual capacity but solely as the trustee of the Trust, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to its knowledge:

        (1)    the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

        (2)    the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Date: March 10, 2004	/s/ MIKE ULRICH Mike Ulrich, Vice President and Trust Officer

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  Exhibit 32
Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002